                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Integrity Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                (Integrity Logo)

                                 1000 CODY ROAD
                             MOBILE, ALABAMA 36695

                                                                  April 10, 2000

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Integrity Incorporated, which will be held at the Adam's Mark, 64 South Waterstreet, Mobile, Alabama 36602, on Thursday, May 11, 2000, at 2:00 p.m. local time.

      We look forward to your attendance at the Annual Meeting so that you can vote your shares in person and become better acquainted with members of the Board of Directors and management team. Two items of business, which will be considered and voted upon this year, are explained in the accompanying Proxy Statement. Even if you are planning to attend, please complete the enclosed proxy card and return it in the enclosed envelope so that your shares may be voted. You will still be able to vote your shares in person if you attend the Annual Meeting.

      If you have any questions about the Proxy Statement or the 1999 Annual Report, please contact Ms. Alison S. Richardson at (334) 633-9000.

                                         Sincerely,

                                         /s/ P. Michael Coleman

                                         P. MICHAEL COLEMAN
                                         Chairman, President and
                                         Chief Executive Officer

                             INTEGRITY INCORPORATED
                                 1000 CODY ROAD
                             MOBILE, ALABAMA 36695

                 NOTICE TO THE HOLDERS OF CLASS A COMMON STOCK
                       OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2000

      Notice is hereby given to the holders of the $.01 par value per share Class A common stock (the "Class A Common Stock") of Integrity Incorporated (the "Company") that the Annual Meeting of Stockholders (the "Annual Meeting") of the Company will be held at the Adam's Mark, 64 South Waterstreet, Mobile, Alabama 36602, on Thursday, May 11, 2000, at 2:00 p.m., local time, for the following purposes:

      (i) To elect five directors to serve until the 2001 Annual Meeting of Stockholders;

      (ii) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2000; and

      (iii) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only those stockholders of record at the close of business on March 13, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

                                        By Order of the Board of Directors,

                                        /s/ Alison S. Richardson

                                        ALISON S. RICHARDSON
                                        Secretary

April 10, 2000

      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                             INTEGRITY INCORPORATED
                                 1000 CODY ROAD
                             MOBILE, ALABAMA 36695

                                                                  APRIL 10, 2000

                                PROXY STATEMENT
                            FOR CLASS A COMMON STOCK
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2000

                                  INTRODUCTION

      This Proxy Statement is furnished to holders of the $.01 par value per share Class A common stock ("Class A Common Stock") of Integrity Incorporated, a Delaware corporation (the "Company" or "Integrity"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Class A Common Stock for use at the Annual Meeting of Stockholders to be held at 2:00 p.m. local time at the Adam's Mark, 64 South Waterstreet, Mobile, Alabama 36602, on Thursday, May 11, 2000, and at any adjournments thereof (the "Annual Meeting").

      The Annual Meeting will be held for the following purposes: (i) to elect five directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified; (ii) to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2000; and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Company's mailing address and the location of its principal executive offices is 1000 Cody Road, Mobile, Alabama 36695. This Proxy Statement and the accompanying Proxy are first being mailed to stockholders of the Company on or about April 10, 2000.

STOCKHOLDERS ENTITLED TO VOTE

      Only stockholders of record of the Company at the close of business on March 13, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 2,179,000 shares of the Class A Common Stock issued and 2,079,000 shares of Class A Common Stock outstanding held by approximately 108 stockholders of record and approximately 1,600 beneficial stockholders. In addition, there were 3,435,000 shares of the Company's $.01 par value per share Class B common stock ("Class B Common Stock") issued and outstanding held by 3 stockholders of record. The Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of stockholders of record on the Record Date.

      Pursuant to the Certificate of Incorporation of the Company, holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share. All actions submitted to a vote of stockholders are voted on by holders of Class A and Class B Common Stock voting together as a single class.

QUORUM AND VOTING REQUIREMENTS

      Pursuant to the Company's Bylaws, the holders of shares of the Class A Common Stock and Class B Common Stock entitled to cast a majority of the votes on the matters at issue at the Annual Meeting, present in person or by proxy, shall constitute a quorum. For the purpose of determining the presence of a quorum, abstentions and votes withheld from any nominee will be considered to be "votes entitled to be cast" and therefore will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will not be considered to be "votes entitled to be cast" and will not be counted as present for quorum purposes. Broker non-votes are votes that brokers holding shares of record for their customers are not permitted to cast under applicable stock exchange rules because the brokers have not received specific instructions from their customers as to certain proposals and as to which the brokers advised the Company that they lack voting authority.

      Proposal I, the election of five directors, requires the affirmative vote of a plurality of the votes of the shares of Class A Common Stock and Class B Common Stock represented and entitled to vote in the election of directors at the Annual Meeting, provided a quorum is present. With respect to Proposal I, the election of directors, stockholders may (1) vote "for" all five nominees,
(2) "withhold" authority to vote "for" all such nominees, or (3) "withhold" authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality, withholding authority to vote with respect to one or more nominees, broker non-votes and abstentions from voting will have no effect on the outcome of the election of directors.

      Proposal II, the ratification of auditors, requires the affirmative vote of a majority of the votes of the shares of Class A Common Stock and Class B Common Stock represented and entitled to vote at the Annual Meeting, provided a quorum is present. With respect to Proposal II, the ratification of auditors, stockholders may (1) vote "for," (2) vote "against," or (3) "abstain" from voting on the proposal. An abstention will have the same effect as a vote "against," while broker non-votes will not be considered "votes entitled to be cast" and will have no effect on the outcome of the ratification of auditors.

PROXIES

      The accompanying proxy card is for use at the Annual Meeting if a stockholder is unable to attend or is able to attend but does not wish to vote in person. Stockholders should specify their choices with regard to each proposal on the enclosed proxy card. All properly executed and dated proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions given. If no specific instructions are given, the shares represented by a signed and dated proxy card will be voted "for" (i) the election of all director nominees and (ii) ratification of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2000. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

      The Board of Directors is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. As permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals presented by stockholders for consideration at the Annual Meeting that were submitted to the Company after February 26, 2000. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee is unable to serve for good cause or will not serve, and on matters incident to the conduct of the Annual Meeting.

      The giving of a proxy does not affect the right to vote in person should the stockholder attend the Annual Meeting. Any stockholder that has given a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to Alison S. Richardson, the Secretary of the Company, at 1000 Cody Road, Mobile, Alabama 36695, by executing and delivering to Ms. Richardson a proxy card bearing a later date, or by voting in person at the Annual Meeting. If a stockholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the date preceding the Annual Meeting.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

      The Bylaws of the Company provide that the Board of Directors shall consist of not less than three, nor more than twelve individuals with the exact number of directors determined by resolution of the Board of Directors. Pursuant to the Company's Bylaws, the Board of Directors has set the number of directors of the Company at five and has nominated the following individuals for election by the holders of Class A Common Stock and Class B Common Stock as directors of the Company:

                               P. Michael Coleman
                                Jean C. Coleman
                               Charles V. Simpson
                               Heeth Varnedoe III
                               Jimmy M. Woodward

      Each director will be elected to hold office until the 2001 Annual Meeting of Stockholders or until their earlier death, resignation or removal. The persons designated as proxies intend to vote the shares represented thereby in favor of the election to the Board of Directors of the nominees whose names appear above, unless either authority to vote for any or all of the nominees is withheld or such proxy has previously been revoked. It is believed that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other person as they may select. It is anticipated that management stockholders of the Company will vote for the election of the nominees.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES OF THE SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK, VOTING TOGETHER AS A SINGLE CLASS, REPRESENTED AND ENTITLED TO VOTE IN THE ELECTION AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

CERTAIN INFORMATION CONCERNING NOMINEES

      The following table sets forth the names of the nominees for election as directors, their ages, the year in which they were first elected a director, their positions with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. For information concerning membership on Committees of the Board of Directors, see "Meetings of the Board of Directors and Committees" below. For information concerning directors' ownership of common stock, see "Beneficial Owners of More Than Five Percent of the Company's Common Stock; Shares Held by Directors and Executive Officers" below.

NAME AND YEAR FIRST                 POSITIONS WITH THE COMPANY, PRINCIPAL OCCUPATIONS DURING
ELECTED DIRECTOR              AGE    AT LEAST THE PAST FIVE YEARS, AND OTHER DIRECTORSHIPS
-------------------           ---   --------------------------------------------------------

P. Michael Coleman            46    Mr. Coleman co-founded the Company in 1987 when he and a
  (1987)                            partner purchased the music operations of Integrity
                                    Communications, Inc. from Charles Simpson Ministries,
                                    Inc. He has served as Chairman, President and the Chief
                                    Executive Officer of the Company since 1987. Prior to
                                    1987, Mr. Coleman served as president of several
                                    different organizations in the Christian communications
                                    industry. In December 1999, Mr. Coleman earned a Master
                                    of Business Administration degree for global executives
                                    from Duke University.

Jean C. Coleman               53    Mrs. Coleman is a full-time homemaker in Mobile, Alabama
  (1993)                            and is the wife of P. Michael Coleman.

Charles V. Simpson            63    Mr. Simpson is the retired Senior Pastor of the Covenant
  (1987)                            Church of Mobile where he previously served for more
                                    than five years. Reverend Simpson is Chairman of Charles
                                    Simpson Ministries which publishes Christian Conquest
                                    magazine, The Covenant and the Kingdom Curriculum, and a
                                    monthly pastoral letter.

Heeth Varnedoe III            63    Mr. Varnedoe was President and Chief Operating Officer
  (1993)                            of Flowers Industries Inc., a publicly-traded company
                                    which produces bread and other baked products from 1986
                                    to 1997.

Jimmy M. Woodward             39    Mr. Woodward has served as Chief Financial Officer of
  (1999)                            Flowers Industries Inc. since 2000. Prior to becoming
                                    Chief Financial Officer, he was Vice President and Chief
                                    Administrative Officer of Flowers Industries Inc. since
                                    1997. Mr. Woodward has been a director of Keebler Foods
                                    Company since February 1998. Mr. Woodward joined Flowers
                                    Industries Inc. in 1985 as Tax Accounting Manager and
                                    served as Assistant Treasurer of Flowers Industries Inc.
                                    from 1990 to 1997.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

      Board of Directors. The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. The Company has standing Audit and Compensation Committees of the Board of Directors.

      Audit Committee. The members of the Audit Committee are Jimmy M. Woodward (Chairman) Heeth Varnedoe III. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held three meetings during 1999.

      Compensation Committee. The members of the Compensation Committee are Heeth Varnedoe III (Chairman) and Jimmy M. Woodward. The function of the Compensation Committee is to review and approve the compensation of executive officers and establish targets and incentive awards under incentive compensation plans of the Company. The Compensation Committee held three meetings during 1999.

      The Board of Directors held five meetings during 1999. Each director, during the period he or she was a director, attended at least 75% of the meetings of the Board of Directors. Each member of a committee, during the period he or she was a committee member, attended at least 75% of the meetings of each committee on which they served.

COMPENSATION OF DIRECTORS

      The Company pays a fee of $1,500 for each Board and committee meeting attended by its directors who are not employees of the Company, former employees of the Company or members of the immediate family of a current or former employee of the Company. The Company also reimburses the directors for travel expenses incurred in connection with their activities on behalf of the Company.

      Pursuant to the Integrity Incorporated 1994 Stock Option Plan for Outside Directors (the "Director Plan") adopted by the Company, each director (other than employees, former employees or immediate family members of current or former employees) automatically receives on the day following each annual meeting of stockholders a grant of options to purchase 1,000 shares of Class A Common Stock. Such options will have an exercise price equal to 100% of the fair market value of the Class A Common Stock at the date of grant of such option.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF THE COMPANY'S COMMON STOCK; SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

      Based solely upon information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of Class A Common Stock and Class B Common Stock as of December 31, 1999, by (i) each person who is known by the Company to beneficially own more than five percent of either Class A or Class B Common Stock; (ii) each nominee for director of the Company; (iii) each of the Named Executive Officers (as defined under "Executive Compensation" below); and (iv) all officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Class A or Class B Common Stock beneficially owned by them.

                               SHARES OF CLASS A          SHARES OF CLASS B
                                 COMMON STOCK               COMMON STOCK             PERCENTAGE OF
NAME AND ADDRESS            -----------------------   -------------------------   CLASS A AND CLASS B
OF BENEFICIAL OWNER         NUMBER    PERCENTAGE(1)    NUMBER     PERCENTAGE(1)     COMMON STOCK(1)
-------------------         -------   -------------   ---------   -------------   -------------------

Financial & Investment      177,398        8.5               --          --               3.2%
Management Group, Ltd.(2)
417 St. Joseph Street
P.O. Box 40
Suttons Bay, MI 49682

The Coleman Limited
Partnership                     --          --          223,021         6.5%              4.0%
c/o Mr. P. Michael Coleman
8561 Dawes Lake Road
Mobile, Alabama 36619

P. Michael Coleman(3)       35,100         1.6%       3,435,000       100.0%             61.8%
Jean C. Coleman                 --          --          208,633         6.1%              3.7%
Jimmy M. Woodward(9)         2,000           *               --          --                 *
Charles V. Simpson(4)        5,500           *               --          --                 *
Heeth Varnedoe III(4)        5,500           *               --          --                 *
Jerry W. Weimer(5)          83,000         3.8%              --          --               1.5%
Donald J. Moen(6)           53,233         2.4%              --          --                 *
Daniel D. McGuffey(7)       30,000         1.4%              --          --                 *
Keith J. Manwaring(8)       15,000           *               --          --                 *

All executive officers and
directors as a group (13
persons)(10)                260,333       11.1%       3,435,000       100.0%             64.0%

---------------------------------------
  *    Less than 1%.
 (1) Based upon 2,179,000 shares of Class A Common Stock issued and 2,079,000 outstanding as of December 31, 1999 and 3,435,000 shares of Class B Common Stock issued and outstanding as of December 31, 1999. Except as indicated in the footnotes below, the information presented does not include 325,000 shares of Class A Common Stock reserved for issuance upon exercise of stock options under the Incentive Plan, 25,000 shares of Class A Common Stock reserved for issuance upon exercise of stock options under the Director Plan and 400,000 shares of Class A Common Stock reserved for issuance under the 1999 Long-Term Incentive Plan.
 (2) Based on a Schedule 13G filed on June 16, 1999. Financial and Investment Management Group has shared voting and dispositive power over 177,398 shares owned by its investment advisory clients.
 (3) Includes 35,000 shares of Class A Common Stock held by The Coleman Charitable Foundation, Inc. over which Mr. Coleman, as Chairman, has shared voting and dispositive power; 223,021 shares of Class B Common Stock held by The Coleman Limited Partnership, over which Mr. Coleman, as General Partner, has sole voting and dispositive power; and 208,633 shares of Class B Common Stock held by Jean C. Coleman.
 (4) Includes options to purchase 5,000 shares of Class A Common Stock granted under the Director Plan, which are immediately exercisable.

 (5) Includes options to purchase 80,000 shares of Class A Common Stock, 60,000 of which were immediately exercisable on December 31, 1999 and 20,000 of which became immediately exercisable on February 11, 2000.
 (6) Includes options to purchase 45,833 shares of Class A Common Stock, 43,889 of which were immediately exercisable on December 31, 1999, and 1,944 of which became immediately exercisable on February 14, 2000.
 (7) Includes options to purchase 30,000 shares of Class A Common Stock, which are immediately exercisable.
 (8) Includes options to purchase 15,000 shares of Class A Common Stock, 10,000 of which were immediately exercisable on December 31, 1999, and 5,000 of which became immediately exercisable on February 14, 2000.
 (9) Includes options to purchase 1,000 shares of Class A Common Stock, which are immediately exercisable.
(10) Includes options to purchase 158,889 shares of Class A Common Stock, which are immediately exercisable.

EXECUTIVE OFFICERS OF THE COMPANY

      Except for Mr. Coleman, discussed above, the following table sets forth the names of the executive officers of the Company, their ages, their positions with the Company and their principal occupations and employers for at least the last five years. For information concerning executive officers' ownership of Common Stock, see "Beneficial Owners of More Than Five Percent of the Company's Common Stock; Shares Held by Directors and Executive Officers."

                                       POSITIONS WITH THE COMPANY AND PRINCIPAL
NAME                            AGE    OCCUPATIONS DURING AT LEAST THE PAST FIVE YEARS
----                            ---    -----------------------------------------------

Jerry W. Weimer                 52     Mr. Weimer joined the Company in March 1996 as
                                       Executive Vice President, Chief Operating Officer.
                                       In this position, Mr. Weimer manages and oversees
                                       Integrity's day-to-day operations in all areas
                                       except finance and administration. Mr. Weimer's
                                       previous experience includes more than 15 years in
                                       the music industry. From 1992 to 1996, he held the
                                       position of Executive Vice President of Word, Inc.,
                                       the former Christian music division of Thomas
                                       Nelson, Inc., and prior to 1991, he was President of
                                       the Gaither Management Group, which is involved in
                                       Christian music publishing.

Donald J. Moen                  49     Mr. Moen joined the Company as Creative/Product
                                       Director in February 1988 and is currently Executive
                                       Vice President and Creative Director. In this
                                       position, Mr. Moen provides creative input to the
                                       product creation process. Also, as an artist and
                                       songwriter, Mr. Moen has completed numerous
                                       recordings for the Company and has been a worship
                                       leader for the Hosanna! Music series. In 1994, the
                                       Company's musical "God With Us," for which Mr. Moen
                                       was the key creative director, won a Dove Award for
                                       best musical. In 1993, he was a Dove Award nominee
                                       for his recording "Worship with Don Moen," and in
                                       1992, he was a nominee for his song "God Will Make a
                                       Way."

                                          POSITIONS WITH THE COMPANY AND PRINCIPAL
NAME                               AGE    OCCUPATIONS DURING AT LEAST THE PAST FIVE YEARS
----                               ---    -----------------------------------------------

Keith J. Manwaring                 53     Mr. Manwaring joined the Company in November 1990 as the
                                          Managing Director of the Company's Australian
                                          subsidiary. In February 1992, Mr. Manwaring transferred
                                          to the Company's headquarters in Mobile, Alabama where
                                          he assumed the position of Vice President,
                                          International, Church Resources and Special Sales. In
                                          September 1995, certain areas of the Company were
                                          restructured and Mr. Manwaring became solely responsible
                                          for international sales as Senior Vice President,
                                          International. In December 1996, Mr. Manwaring's title
                                          was changed to Senior Vice President, General Manager
                                          International Group to again reflect some restructuring
                                          of the Company.

Alison S. Richardson               34     Mrs. Richardson joined the Company in May 1989 as a
                                          Financial Analyst. She was promoted to Accounting
                                          Manager in August 1991, to the position of Corporate
                                          Controller in April 1992, Vice President, Corporate
                                          Controller in May 1994, and to her current position of
                                          Senior Vice President of Finance and Administration in
                                          December 1996. Mrs. Richardson's responsibilities
                                          include management of the accounting department and all
                                          aspects of internal and external financial reporting.
                                          She also is responsible for the administrative function
                                          of the Company, including facilities management, risk
                                          management, human resources and information systems and
                                          operations. Prior to joining the Company, Mrs.
                                          Richardson was employed by the national accounting firm
                                          of Pannell, Kerr, Forster from January 1987 to May 1989.
                                          Mr. McGuffey joined the Company in December 1996 as
                                          Senior Vice President, General Manager of the Integrity
                                          Label Group. In August 1999,

Daniel D. McGuffey                 46     Mr. McGuffey joined the Company in December 1996 as
                                          Senior Vice President, General Manager of the Integrity
                                          Label Group. In August 1999, Mr. McGuffey was promoted
                                          to his current position of Chief Marketing Officer and
                                          Senior Vice President. In this position, he is
                                          responsible for U.S. consumer marketing, sales, creative
                                          services and special markets. Prior to joining
                                          Integrity, Mr. McGuffey was Vice President of Marketing
                                          and Sales for Star Song Communications, a Christian
                                          music publisher, from 1992 to December 1996, where he
                                          was instrumental in the marketing and sales development
                                          of over 30 artists and labels. He also held the position
                                          of Vice President of Marketing and Sales for Reunion
                                          Records from 1991 to 1992 and began his career in the
                                          music industry in 1980 with the Sparrow Corporation, a
                                          Christian music publisher.

Jeffrey K. Friend                  45     Mr. Friend joined the Company on February 7, 2000, as
                                          Vice President of Operations. Prior to joining the
                                          Company, Mr. Friend served as a Manager at Conseco
                                          Insurance, a leading provider of consumer financial
                                          services. in Carmel, Indiana at their distribution
                                          center for approximately three years. Prior to Conseco,
                                          Mr. Friend had approximately 14 years of experience in
                                          operations at locations including Target Stores National
                                          Distribution Center, Intrada Music Group, and Alexandria
                                          House, a music distribution center.

                                          POSITIONS WITH THE COMPANY AND PRINCIPAL
NAME                               AGE    OCCUPATIONS DURING AT LEAST THE PAST FIVE YEARS
----                               ---    -----------------------------------------------

Debra Mayes                        45     Mrs. Mayes joined the Company in October 1995, as
                                          Director, Music Administration. In April 1999, she was
                                          promoted to her current position, Vice President, Music
                                          Administration. Her responsibilities include the general
                                          management of the Company's copyrights and other
                                          intellectual properties, royalty administration and
                                          product administration. Prior to joining the company,
                                          Mrs. Mayes was Director of Gaither Copyright Management,
                                          a division of Gaither Music Company, from 1984 to 1995.
                                          During that time she was also adjunct professor in the
                                          Music Business Degree program of Anderson University.
                                          She has been involved in the music industry for almost
                                          25 years and has held various positions with CBS
                                          records, The Benson Company and Paragon Associates. Mrs.
                                          Mayes is also President of the Church Music Publisher's
                                          Association.

Robert G. Rist                     53     Mr. Rist joined the Company on March 31, 1997, as Vice
                                          President, Church Resources. The Church Resources
                                          division of the Company specializes in providing
                                          material to be used by local congregations specifically
                                          in the area of worship. Prior to joining the Company,
                                          Mr. Rist served as President of Warner Press in
                                          Anderson, Indiana, for seven years and prior to that in
                                          various positions at Alexandria House, Inc., a music
                                          distribution company in Alexandria, Indiana for 14
                                          years.

EXECUTIVE COMPENSATION

      The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1997, 1998, and 1999 for
(i) the President and Chief Executive Officer of the Company; and (ii) the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (determined as of December 31, 1999 and collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION
                                                             -------------------------------------
                                      ANNUAL COMPENSATION             AWARDS             PAYOUTS
                                      --------------------   ------------------------   ----------
                                                             RESTRICTED   SECURITIES
          NAME AND                                             STOCK      UNDERLYING       LTIP       ALL OTHER
     PRINCIPAL POSITION        YEAR    SALARY      BONUS       AWARDS     OPTIONS/SAR   PAYOUTS(1)   COMPENSATION
     ------------------        ----   ---------   --------   ----------   -----------   ----------   ------------
                                                                ($)           (#)

P. Michael Coleman             1999   $300,927    $75,232          --            --           --       $19,043(2)
  Chairman, President and      1998    296,206     73,041          --            --           --         7,695
  Chief Executive Officer      1997    282,293     50,000          --            --           --        28,473

Jerry W. Weimer                1999    207,773     71,500     375,000       100,000           --        18,634(3)
  Executive Vice President,    1998    200,000     50,000          --            --           --         7,219
  Chief Operating Officer      1997    175,294     31,000          --            --           --        24,723

Donald J. Moen                 1999    139,851     32,916          --            --           --         7,189(4)
  Executive Vice President,    1998    142,299     40,977          --            --      $19,440         6,509
  Creative Director            1997    138,727         --          --         9,722           --        19,048

Daniel D. McGuffey             1999    133,649     80,190          --        50,000           --        18,880(5)
  Chief Marketing Officer      1998    120,386     71,240          --            --           --         9,878
  Senior Vice President        1997    111,758    112,000          --            --           --        15,291

Keith J. Manwaring
  Senior Vice President,       1999    113,609     32,196          --            --           --         5,850(6)
  General Manager              1998    102,102     21,829          --            --       17,010         5,844
  International Group          1997     94,925     23,726          --            --           --         2,578

---------------------------------------

   (1) Comprised of payments made under the Company's 1995 Cash Incentive Plan. See "--Cash Incentive Plan."
   (2) Comprised of (i) contributions made by the Company to the Company's 401(k) Plan and Profit Sharing Plan in the amounts of $15,000, $3,652 and $24,430 in 1999, 1998, and 1997, respectively and (ii) payments made by the Company on behalf of the officer for Personal Disability Insurance in the amounts of $4,043 in each of 1999, 1998 and 1997, respectively.
   (3) Comprised of (i) contributions made by the Company to the Company's 401(k) Plan and Profit Sharing Plan in the amounts of $15,000, $3,585 and $24,430 in 1999, 1998, and 1997, respectively and (ii) payments made by the Company on behalf of the officer for Personal Disability Insurance in the amounts of $3,634, $3,634 and $293 in each of 1999, 1998 and 1997, respectively.
   (4) Comprised of (i) contributions made by the Company to the Company's 401(k) Plan and Profit Sharing Plan in the amounts of $5,000, $4,352 and $17,066 in 1999, 1998, and 1997, respectively and (ii) payments made by the Company on behalf of the officer for Personal Disability Insurance in the amounts of $2,189, $2,157 and $1,982 in each of 1999, 1998 and 1997, respectively.
   (5) Comprised of (i) contributions made by the Company to the Company's 401(k) Plan and Profit Sharing Plan in the amounts of $5,000, $2,700 and $4,750 in 1999, 1998, and 1997, respectively; (ii) reimbursement by the Company of living expenses in the amounts of $11,890, $7,178 and $10,541, in each of 1999, 1998 and 1997, respectively; and (iii) in 1999 a payment by the Company of disability insurance premiums in the amount of $1,190.
   (6) Comprised of (i) contributions made by the Company to the Company's 401(k) Plan and Profit Sharing Plan in the amounts of $4,852, $4,900 and $1,686 in 1999, 1998, and 1997, respectively and (ii) payments made by the Company on behalf of the officer for Personal Disability Insurance in the amounts of $998, $994 and $892 in each of 1999, 1998 and 1997, respectively.

                         FISCAL YEAR-END OPTION VALUES

                                          NUMBER OF SECURITIES
                                               UNDERLYING               VALUE OF UNEXERCISED
                                           UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                          AT FISCAL YEAR-END(1)         AT FISCAL YEAR-END(2)
                                       ---------------------------   ---------------------------
                NAME                   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                ----                   -----------   -------------   -----------   -------------

P. Michael Coleman                           --              --             --             --

Jerry W. Weimer                          60,000         140,000        $38,616        $25,744

Donald J. Moen                           43,889          15,833        $ 5,347        $ 8,020

Daniel D. McGuffey                       30,000          70,000        $37,500        $25,000

Keith J. Manwaring                       10,000          15,000        $13,750        $20,625

---------------------------------------

(1)   No options were exercised by the Named Executive Officers in 1999.
(2) Represents the fair market value of a share of Class A Common Stock as of December 31, 1999 of $3.125, less the option exercise price, multiplied by the total number of exercisable or unexercisable options; however; the exercise price of some of the options to purchase shares of Class A Common Stock was higher than the fair market value of the Class A Common Stock as of December 31, 1999 and thus such options were "out-the-money" as of such date.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANT                              POTENTIAL REALIZABLE
                       ---------------------------------------------------------------------         VALUE AT
                                            PERCENT OF TOTAL                                      ASSUMED ANNUAL
                                                OPTIONS                                           RATES OF STOCK
                           NUMBER OF           GRANTED TO                                       PRICE APPRECIATION
                           SECURITIES         EMPLOYEES IN                                        FOR OPTION TERM
                       UNDERLYING OPTIONS        FISCAL        EXERCISE OR BASE   EXPIRATION   ---------------------
        NAME                GRANTED             YEAR(3)             PRICE            DATE         5%          10%
        ----           ------------------   ----------------   ----------------   ----------   ---------   ---------
Daniel D. McGuffey          50,000(1)            29.6%              $3.188         8/6/2009    $100,246    $254,043
Jerry W. Weimer            100,000(2)            59.1%               3.750        4/11/2009     235,835     597,653

---------------------------------------

(1) All options were granted on August 6, 1999, and vest on each anniversary of the grant in increments of 7,000 per year for the first six years and a final increment of 8,000 in the seventh year.
(2) All options were granted on February 11, 1999, and vest on each anniversary of the grant in increments of 20,000 per year for the next five years.
(3) Percent of total options based on 169,000 total options granted to employees in 1999.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                       PERFORMANCE OR
                    NUMBER OF           OTHER PERIOD
                 SHARES, UNITS OR     UNTIL MATURATION
     NAME          OTHER RIGHTS          OR PAYOUT
     ----        ----------------     ----------------
Jerry W. Weimer      100,000(1)           2/11/2006

---------------
(1) Consists of an award of 100,000 shares of restricted stock that was granted on February 11, 1999, and vests in its entirety on February 11, 2006, if Mr. Weimer is still an employee of the Company at that time.

Employment Arrangements

      Employment Agreements. The Company has entered into an employment agreement (the "Weimer Employment Agreement") with Mr. Weimer for the position of Executive Vice President/Chief Operating Officer. The Weimer Employment Agreement provides for a base salary of $175,000, and Mr. Weimer is eligible to receive cash bonuses under the executive cash bonus compensation system established from time to time by the Company. The term of the Weimer Employment Agreement began on March 28, 1996, and continues until terminated for death, disability, cause or upon mutual written agreement. The Weimer Employment Agreement also may be terminated after Mr. Weimer has been employed by the Company for at least eighteen (18) months, upon six (6) months prior written notice of termination from the Company to Mr. Weimer. The Company, at its sole discretion, may elect to pay Mr. Weimer an amount equal to his salary for six
(6) months in lieu of providing the above-mentioned notice. The Weimer Employment Agreement contains non-competition, non-solicitation and confidentiality provisions and expressly incorporates the Change in Control Agreement agreed to and executed by Mr. Weimer and the Company.

      In addition, the Company has entered into an employment agreement (the "Moen Employment Agreement") with Mr. Moen for the position of Executive Vice President/Creative Director. The Moen Employment Agreement provides for a non-refundable, non-recoupable cash signing bonus of $25,000 and a base salary of $143,581, and Mr. Moen is eligible to receive cash bonuses under the executive cash bonus compensation system established from time to time by the Company. The term of the Moen Employment Agreement began on October 1, 1998, and continues for a period of three (3) years from that date, unless earlier terminated for death, disability, cause, or upon mutual written agreement. The Moen Employment Agreement contains non-competition, non-solicitation and confidentiality provisions and expressly incorporates the 1995 Cash Incentive Plan, Severance Agreement and Change in Control Agreement agreed to and executed by Mr. Moen and the Company.

      The Company has also entered into an employment agreement (the "McGuffey Employment Agreement") with Mr. McGuffey for the position of Senior Vice President and General Manager, Integrity Label Group. The McGuffey Employment Agreement currently provides for a base annual salary of $116,000. The Company also agreed to pay Mr. McGuffey those amounts necessary to cover the commuting and living expenses associated with maintaining two residences, and Mr. McGuffey is eligible to receive an annual cash bonus of $10,000 plus additional cash bonuses for meeting certain performance goals as established from time to time by the Company. The term of the McGuffey Employment Agreement began on January 1, 1998, and continues until terminated for death, disability, cause or upon mutual written agreement. The McGuffey Employment Agreement also may be terminated upon six (6) months prior written notice of termination from the Company to Mr. McGuffey; however, the Company, at its sole discretion, may elect to pay Mr. McGuffey an amount equal to his salary for six (6) months in lieu of providing such notice. If Mr. McGuffey is terminated upon six months notice, he will be entitled to receive a severance benefit equal to the greater of (1) three times his base salary less 1/12 of his base salary for each full month he has been employed following the date of the McGuffey Employment Agreement, or (2) 1/2 of his base salary. In either case his severance would be reduced by any amount the Company paid Mr. McGuffey in lieu of the six months notice. The McGuffey Employment Agreement contains non-competition, non-solicitation and confidentiality provisions and expressly incorporates the Change in Control Agreement agreed to and executed by Mr. McGuffey and the Company.

      Change in Control Agreements. The Company has entered into change in control agreements (the "Change in Control Agreements") with certain Named Executive Officers as well as other senior officers of the Company. The Change in Control Agreements provide that in the event the officer is employed by the Company at the time of a Change in Control (as defined in the Change in Control Agreement), the officer shall be entitled to supplemental employment benefits should his employment with the Company terminate within 18 months after the Change in Control has occurred. The Change in Control Agreements provide that such termination of employment can be involuntary, other than termination for cause or the result of death, disability, or retirement age, or voluntary, following a material change in the nature or location of his position or a material change in the benefits provided to the officer by the Company. The supplemental benefits that are required to be provided to the officer upon such a termination include a severance payment in an amount equal to one-half of the officer's annual base salary as well as various other benefits including basic life insurance, long-term disability insurance, health insurance and other medical benefits.

      Without the consent of the officer, the terms of the Change in Control Agreement may be terminated or amended by the Company following the first anniversary of its execution at any time prior to the first to occur of (1) a Change in Control, (ii) the public announcement of a proposal for a transaction that, if consummated, will constitute a Change in Control, or (iii) the Board of Directors learns of a proposal for a transaction that, if consummated, would constitute a Change in Control. Upon the occurrence of any of the foregoing events, the Change in Control Agreements continue in effect at such time without termination or further change by the Company until the earlier of (x) 18 months following any Change in Control, or (y) the final withdrawal or termination of a proposal under item (ii) or (iii) that, had it been consummated, would have constituted a Change in Control, at which time the Change in Control Agreement may, once again, be amended or terminated by the Company until one of such events occurs.

      A Change in Control, as defined in the Change in Control Agreements, includes, among other things: a change of control of the Company such that any person, other than current affiliates of the Company, becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; any consolidation, merger or share exchange involving the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property; the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a controlled group of corporations in which the Company is a member.

      Cash Incentive Plan. The Company has adopted the Integrity Incorporated 1995 Cash Incentive Plan (the "Cash Incentive Plan"). Under the Cash Incentive Plan key employees of the Company are eligible to be awarded Units which are payable only in cash. The Units vest in one-fifth increments on each anniversary of the date of grant until vested in full. In addition, a participant becomes fully vested, but not paid, in all of the Units of his or her award on the date which is six months after the occurrence of a Change in Control (as defined in the Cash Incentive Plan) of the Company if he or she is an employee of the Company on such date (such six-month period being referred to as the "Transition Period") or upon his or her termination of employment with the Company as a result of death, disability, retirement after attaining retirement age, or termination by the Company other than for cause during the Transition Period. Participants are entitled to interim payments under the Cash Incentive Plan on January 15 of each of the five years beginning

January 15, 1997, unless the participant has previously received a final payment. Participants are entitled to a final payment on January 15, 2001, or January 15 of the year following the participant's termination of employment or next following the end of the Transition Period following a Change in Control. The value of the Units, and the calculation of interim and final payments, is determined based on the difference between the fair market value of a number of shares of the Class A Common Stock of the Company equal to the number of Units at the date of determination and the fair market value of the same number of shares on the date of grant of the Units. The Board of Directors may discontinue the Cash Incentive Plan at any time, and may amend it from time to time; however, no outstanding award under the Cash Incentive Plan may be revoked or altered in a manner unfavorable to the participant without the consent of the participant. In 1995, awards were made under the Cash Incentive Plan to certain of the Named Executive Officers, as well as other senior officers of the Company, which awards, individually, currently do not have a value in excess of $100,000. In 1996, one award was made under the Cash Incentive Plan to one of the Named Executive Officers, which currently does not have a value in excess of $100,000. No further awards were made under the Cash Incentive Plan in 1997, in 1998 or in 1999.

      Severance Agreements. The Company has entered into severance agreements (the "Severance Agreements") with certain Named Executive Officers as well as other senior officers of the Company. The Severance Agreements provide for the payment of severance benefits to such persons upon their termination of employment by the Company without cause. Such persons are not entitled to severance benefits under the Severance Agreement if they voluntarily resign, quit, abandon their job or cannot perform their duties due to death or disability. In addition, if an officer is entitled to severance benefits upon termination of employment under the terms of a Change in Control Agreement, as described above, the officer shall not be entitled to any benefits under the Severance Agreement.

STOCKHOLDER RETURN COMPARISON.

      The following line graph presentation compares cumulative stockholder returns of the Company with the Nasdaq Stock Market (U.S. Companies) and a Peer Index over the period beginning with the December 31, 1994 through December 31, 1999 (assuming the investment of $100 in the Company's Class A Common Stock, the Nasdaq Stock Market (U.S. Companies) and the Peer Index on December 31, 1994, and reinvestment of all dividends).

                     COMPARISON OF CUMULATIVE TOTAL RETURNS


                                                      Year-End Cumulative Returns
                                                             December 31
                                     -------------------------------------------------------------
                                      1994       1995       1996       1997       1998       1999
                                     ------     ------     ------     ------     ------     ------
Integrity Incorporated               100.00       35.4       27.1       20.8       62.5       52.1
The Nasdaq Stock Market              100.00      141.3      173.9      213.1      300.2      545.7
Peer Index                           100.00      120.0      135.7      203.6      211.3      269.0



      Total return calculations for the Nasdaq Stock Market (U.S. Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is based upon the companies comprising the Publishing Index in the Dow Jones Media Industry Group. Specific information regarding the companies comprising the Peer Index will be provided to any stockholder upon request to Alison S. Richardson, at the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

      Overview and Philosophy. The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing and making decisions under a delegation of authority from the Board with respect to salaries, wages, bonuses, stock options and other benefits for officers of the Company.

      The objectives of the Company's executive compensation program are to:

      - Encourage the achievement of Company performance by providing compensation which directly relates to the performance of the individual and the achievement of internal strategic objectives.

      - Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within the Company's industry.

      - Promote a direct relationship between compensation and Company performance by facilitating executive officer stock ownership through stock option awards.

      Overall, the Company's executive officer compensation program is comprised of base salary, annual cash incentive bonus compensation, long-term incentive compensation in the form of stock options, and various other benefits, including a medical plan, which are generally available to all employees of the Company.

      Base Salary. The base salaries for the Company's executive officers vary depending on the responsibilities of the officers. While the executive officer base salary compensation is designed to be competitive with other companies in the Company's industry, the Company believes that bonus compensation described below better serves the compensation philosophy of the Company.

      1999 Cash Incentive Compensation. In order to maximize the common interests of the Company's stockholders and its management, the Company awards cash bonuses based on the Company's operating performance. The Company's budgeted financial performance goals are set at the beginning of each fiscal year and cash bonuses are then awarded in the judgment of the Compensation Committee based on the achievement of budgeted targets and the individual performance of the executive officer. As a result of their performance, eight of the Company's executive officers received cash bonuses in fiscal 1999.

      Stock Options and Restricted Stock. The stock option programs of the Company are long-term incentive plans for executive officers and employees intended to relate employee and stockholder long-term interests by creating a strong and direct link between compensation and stockholder returns. In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. To encourage long-term performance, options generally vest over a five-year period. The Compensation Committee considers current stock ownership and option holdings in deciding the number of options to be awarded to each recipient. In fiscal 1999, the Company awarded stock options underlying 100,000 shares of Class A common stock to its executive officers and also awarded 100,000 shares of restricted stock to Mr. Weimer.

      Compensation of Chief Executive Officer. In fiscal 1999, the Chief Executive Officer of the Company, Mr. P. Michael Coleman, was compensated pursuant to an unwritten employment agreement approved by the Board of Directors of the Company prior to the Company's initial public offering in July 1994. Under the agreement, Mr. Coleman received a base salary of $300,927 during fiscal 1999. As a participant in the Company's 1999 Incentive Plan, Mr. Coleman received a bonus award equal to 25% of his base salary. The Compensation Committee made this award based on Mr. Coleman's performance during 1999. The Company did not make any awards, including stock options or restricted stock, to Mr. Coleman under the 1999 Long-Term Incentive Plan in 1999.

      The Compensation Committee has adopted several plans and agreements designed to assist the Company in retaining key employees of outstanding ability when considering various alternatives to enhance stockholder value, including business transactions with third parties. These plans and agreements are designed to offer key employees an increased incentive to join or continue in the service of the Company and to increase their efforts for its welfare by participating in the growth of the Company. Specifically, the Compensation Committee adopted a form of Change in Control Agreement, the Cash Incentive Plan, and a form of Severance Agreement, which were utilized with various key employees. See "Proposal I -- Election of Directors -- Executive Compensation
-- Employment Arrangements."

      Section 162(m) of the Internal Revenue Code (the "Code") adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term covered employee for this purpose is defined generally as the Chief Executive Officer and the four other highest paid employees of the corporation. Performance-based compensation is outside the scope of the $1 million limitation, and hence, generally can be deducted by a publicly-held corporation without regard to amount, provided that, among other requirements, such compensation is approved by the stockholders. The Compensation Committee has not, and, given the current levels of executive compensation in the Company, does not foresee the need in the immediate future, to formulate a policy for the Company with regard to Section 162(m) and executive compensation. Generally speaking, the Compensation Committee's executive compensation policies are performance-based.

                                           COMPENSATION COMMITTEE
                                             Heeth Varnedoe III
                                              Jimmy M. Woodward

CERTAIN TRANSACTIONS

      Donald J. Moen. Mr. Donald J. Moen, Integrity's Executive Vice President and Creative Director, is also one of the Company's exclusive songwriters and artists. Mr. Moen received royalties of $276,264 in 1999.

      The Board of Directors of the Company has adopted a policy which requires that transactions between the Company and its officers, directors or other affiliates shall be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arm's-length basis and, further, that any such transaction shall be approved by a majority of the Company's directors who have no interest in any such transaction.

                                  PROPOSAL II

                       APPROVAL OF SELECTION OF AUDITORS

      The Company's Board of Directors has selected PricewaterhouseCoopers LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has no financial interest, direct or indirect, in the Company, and does not have any connection with the Company except in its professional capacity as an independent auditor.

      The ratification by the holders of Class A Common Stock of the selection of PricewaterhouseCoopers LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this selection to the holders of Class A Common Stock and the Class B Common Stock. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending December 31, 2000. Even if the selection is ratified, the Board of Directors in its sole discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

      The Audit Committee, which is composed of directors who are not employees of the Company, approves in advance all material non-audit services to be provided by PricewaterhouseCoopers LLP and approves only those services that it believes will have no effect on audit independence.

      Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR RATIFICATION. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES OF THE SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK, VOTING TOGETHER AS A SINGLE CLASS, REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR APPROVAL OF PROPOSAL II.

                             STOCKHOLDER PROPOSALS
                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

      Nominations by stockholders for director elections and other proposals of stockholders, intended to be presented at the annual meeting of stockholders to be held in 2001, together with certain related information specified in Rule 14a-8 of the Securities and Exchange Commission, should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Mobile, Alabama on or before December 10, 2000, to be eligible for inclusion in the Company's Proxy Statement and Proxy relating to that meeting. Any stockholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) a statement in support of the proposal and (v) any other information required by the rules and regulations of the Securities and Exchange Commission. Nominations and other proposals of stockholders that are submitted to the Company after December 10, 2000, may be excluded from the Company's proxy materials for the 2001 Annual Meeting of Stockholders and will otherwise be subject to Rule 14a-8 of the Securities and Exchange Commission.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during fiscal 1999 all of its officers and directors complied with all applicable filing requirements.

EXPENSES OF SOLICITATION

      The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company, personally, by telephone or by telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

MISCELLANEOUS

      Management does not know of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

AVAILABILITY OF ANNUAL REPORT

      ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1999. STOCKHOLDERS WHO WOULD LIKE ADDITIONAL COPIES OF THE ANNUAL REPORT SHOULD DIRECT THEIR REQUESTS IN WRITING TO:
INTEGRITY INCORPORATED, 1000 CODY ROAD, MOBILE, ALABAMA 36695, ATTENTION: ALISON
S. RICHARDSON.

PROXY                        INTEGRITY INCORPORATED
                                MOBILE, ALABAMA
                         ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Integrity Incorporated (the "Company"), Mobile, Alabama, hereby constitutes and appoints P. Michael Coleman or Alison S. Richardson, or either one of them, each with full power of substitution, to vote the number of shares of Class A Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Adam's Mark, 64 South Waterstreet, Mobile, Alabama, 36602, on Thursday, May 11, 2000, at 2:00 p.m., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated April 10, 2000, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote on any stockholder proposals subsequently presented for a vote of the stockholders at the Annual Meeting, as well as on the election of any person as a director if any nominee named herein is unable to serve or for good cause will not serve, and on matters incident to the Annual Meeting and any adjournments thereof. At the present time, the Board of Directors knows of no other business to be presented to a vote of the stockholders at the Annual Meeting. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. ELECTION OF DIRECTORS. On the proposal to elect the following slate of directors to serve until the 2001 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified:

  P. Michael Coleman, Jean C. Coleman, Charles V. Simpson, Heeth Varnedoe III,
                               Jimmy M. Woodward


  FOR   [ ]                                                 WITHHOLD AUTHORITY  [ ]

   To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:

  ---------------------------------------------------------------------------

2. SELECTION OF AUDITORS. On the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2000:

        FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]

             (Continued and to be dated and signed on reverse side)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WITH DISCRETIONARY AUTHORITY ON CERTAIN OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF ANY ADJOURNMENTS THEREOF.

     Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                  Shares Held:
                                                  ------------------------------

                                                  ------------------------------
                                                  Signature of Shareholder

                                                  ------------------------------
                                                  Signature of Shareholder (If
                                                  held jointly)

                                                  Dated: ----------------, 2000
                                                        Month          Day

THIS PROXY IS SOLICITED ON BEHALF OF INTEGRITY INCORPORATED'S BOARD OF DIRECTORS
                                   AND MAY BE
               REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.